MOHEGAN ANNOUNCES CHANGE TO SEC FILING STATUS
Uncasville, Connecticut, January 30, 2023 – Mohegan Tribal Gaming Authority (“MTGA,” “Mohegan,” “we” or “our”) today announced that it no longer will be a voluntary filer with the U.S. Securities and Exchange Commission.

Mohegan intends to continue to provide current reports and quarterly and annual financial information on our website at www.mohegangaming.com/, under the “Investor Relations/Financial Updates” section. Interested parties may sign up at that website link to receive email updates from us. We also plan to continue to host quarterly operating results conference calls.

About Mohegan
Mohegan is the owner, developer, and manager of premier entertainment resorts in the United States, Canada, and Northern Asia. Mohegan’s U.S. operations include resorts in Connecticut, Washington, Pennsylvania, New Jersey, and Nevada; Canadian operations are based in Niagara Falls, Ontario; and Mohegan Inspire is located in Incheon, South Korea. The brand’s iGaming division, Mohegan Digital, provides cutting-edge online gaming solutions to Mohegan’s loyal fan base and meets the digital needs of customers on a global scale. Mohegan is owner and operator of Connecticut Sun, a professional basketball team in the WNBA. For more information on Mohegan and its properties, please visit www.mohegangaming.com/.

Special Note Regarding Forward-Looking Statements
Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mohegan. Information concerning potential factors that could affect Mohegan’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as well as in Mohegan’s other reports and filings with the U.S. Securities and Exchange Commission or made publicly available on its website. Any forward-looking statements included in this press release are made only as of the date of this release. Mohegan does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. Mohegan cannot assure that projected results or events will be achieved or will occur.

Contact:
Carol K. Anderson
Chief Financial Officer
Mohegan
(860) 862-8000
canderson@mohegangaming.com
canderson@mohegangaming.com

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